EXHIBIT 10.7









                    BECKMAN INSTRUMENTS, INC.

                         BENEFIT EQUITY

               AMENDED AND RESTATED TRUST AGREEMENT

                           BETWEEN

                    BECKMAN INSTRUMENTS, INC.

                             AND

                       MELLON BANK, N.A.

                         AS TRUSTEE

                    BECKMAN INSTRUMENTS, INC.
          BENEFIT EQUITY AMENDED AND RESTATED TRUST AGREEMENT
                   Dated as of February 10, 1997
                         between
                    Beckman Instruments, Inc.
                           and
                       Mellon Bank, N.A.



                     TABLE OF CONTENTS
                     -----------------

SECTION 1  Definitions                                           1

SECTION 2  Establishment of the Trust                            4
     2.1   Trust Fund                                            4
     2.2   Irrevocability                                        4
     2.3   Claims of Creditors                                   5

SECTION 3  Acceptance by the Trustee                             5

SECTION 4  Investment of the Trust                               5
     4.1   General Duty of Trustee                               5
     4.2   Additional Powers of Trustee                          5

SECTION 5  Establishment and Maintenance of Participant Schedule 7
     5.1   Form of Participant Schedule                          7
     5.2   Maintaining the Participant Schedule                  7

SECTION 6  Maintenance of Trust                                  8
     6.1   Trust Assets and Allocation to Plans                  8
     6.2   Valuation of Trust and Accounts                       8

SECTION 7  Voting and Tender of Company Stock Held in Trust      8
     7.1   Voting Rights                                         8
     7.2   Tender Rights                                         8
     7.3   Notices and Information Statements                    9

SECTION 8  Distributions from the Trust                          9
     8.1   Distributions from the Trust                          9
     8.2   Significant Event                                    10
     8.3   Protection of Trustee                                10
     8.4   Company Obligations                                  10
     8.5   Trustee as Holder of Legal Title to Trust Assets     10
     8.6   Federal Income Tax Consequences of the Trust         10


                                i
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SECTION 9  Expenses, Compensation and Indemnification            11
     9.1   Expenses                                              11
     9.2   Compensation                                          11
     9.3   Charge on Trust Fund                                  11
     9.4   Indemnification                                       11
     9.5   Force Majeure                                         12
     9.6   Payment from Trust Fund                               12

SECTION 10 Administration and Records                            12
     10.1  Records                                               12
     10.2  Settlement of Accounts                                12
     10.3  Audit                                                 12
     10.4  Judicial Settlement                                   13
     10.5  Delivery of Records to Successor                      13
     10.6  Tax Filings                                           13

SECTION 11 Removal or Resignation of the Trustee and
           Designation of Successor Trustee                      13
     11.1  Removal                                               13
     11.2  Resignation                                           13
     11.3  Successor Trustee                                     13

SECTION 12 Enforcement of Trust Agreement                        14
     12.1  Rights of Parties to Enforce the Trust Agreement      14
     12.2  Limitation on Rights of Participant and Beneficiaries 14

SECTION 13 Termination                                           14
     13.1  Termination upon Specific Events                      14
     13.2  Termination in Other Events                           14
     13.3  Limitation on Trustee Liability upon Total
           Distribution; Continuation of Trustee Powers          15
     13.4  Nonapplicability of ERISA                             15

SECTION 14 Amendment                                             15
     14.1  Amendments in General                                 15
     14.2  Nonapplicability of ERISA; Preventing Current Taxation 15

SECTION 15 Nonalienation                                          15
     15.1  Prohibition Against Certain Transfers, Pledges, Etc.   15







                               ii

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SECTION 16 Communications                                         16
     16.1  To the Company, Board of Directors and Committee       16
     16.2  To the Trustee                                         16
     16.3  To a Participant                                       17
     16.4  Binding upon Receipt                                   17
     16.5  Authority to Act                                       17
     16.6  Authenticity of Instruments                            l7

SECTION 17 Claims of Companies' Bankruptcy Creditors              17
     17.1  Bankruptcy Creditors                                   17
     17.2  Resumption of Benefits; Restoration of Accounts        18

SECTION 18 Consolidation, Merger or Sale of the Company           18
     18.1  Consolidation, Merger or Sale of the Company           18

SECTION 19 Miscellaneous Provisions                               18
     19.1  Binding Effect                                         18
     19.2  Inquiry as to Authority                                18
     19.3  Responsibility for Company Action                      18
     19.4  Successor to Trust                                     18
     19.5  Intercompany Agreements                                19
     19.6  Titles Not to Control                                  19
     19.7  Laws of the Commonwealth of Pennsylvania               19
     19.8  Fractional Shares                                      19

Schedule A
     LIST OF PLANS                                                20

Schedule B
     MINIMUM DISTRIBUTION SCHEDULE(S)                             21

Schedule C
     TRUSTEE'S COMPENSATION SCHEDULE                              22

THE BECKMAN INSTRUMENTS, INC. BENEFIT EQUITY AMENDED AND RESTATED TRUST AGREEMENT ("Trust Agreement") made and entered into as of February 10, 1997 by and between Beckman Instruments, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Mellon Bank, N.A., a national banking association, organized under the law of the United States of America (the "Trustee").

                    WITNESSETH:

     WHEREAS, the Company has in place various qualified and non-qualified employee benefit plans and arrangements for the benefit of some or all of the employees of the Company and certain of its subsidiaries and affiliates and may from time to time adopt one or more additional plans or arrangements;

     WHEREAS, the Company and its subsidiaries or affiliates have and will have certain legal obligations under these employee benefit plans or arrangements;

     WHEREAS, the Company established The Beckman Instruments, Inc. Benefit Equity Trust Agreement as of January 31, 1993 (the "Original Trust") to assist it in meeting certain of these obligations and intends to make contributions to such trust at such time or times and in such amount or amounts as it may determine;

     WHEREAS, the Company intends that such contributions shall be held by the Trustee and invested and reinvested primarily in common stock of the Company, all in accordance with the provisions of this Trust Agreement;

     WHEREAS, inasmuch as the income and corpus of such trust may and will be applied in discharge of the Company's legal obligations, such trust is intended to be a "grantor trust" within the meaning of Section 671 of the Internal Revenue Code of 1986;

     WHEREAS, the Company intends that the assets of such trust at all times shall be subject to the claims of bankruptcy and other general creditors of the Company and its subsidiaries and affiliates that maintain the employee benefit plans and arrangements as provided in Section 17 of this Trust Agreement;

     WHEREAS the Company desires to appoint the Trustee to serve as Trustee of the Original Trust and the Trustee accepts such appointment; and

     WHEREAS the Company and the Trustee desire to restate the terms of the Original Trust as provided herein and to have the terms of this Trust Agreement supersede such agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:


SECTION 1 Definitions.

          As used in this Trust Agreement, the following definitions apply to the terms indicated below:

     1.1 "Administrator" or "Administrators" shall refer to the committee, person or persons charged with responsibility for overseeing and administering the Plans.

     1.2 "Affiliate" shall refer to any subsidiary or other firm related by direct or indirect stock ownership that has adopted a Plan while each such entity remains a subsidiary or related firm of the Company.

     1.3 "Beneficiary" shall mean any person entitled to receive benefits under any Plan on the death of a Participant.

     1.4 "Benefits" shall mean amounts that the Company or an Affiliate has an obligation pursuant to any Plan to (i) pay from its general assets, (ii) provide for the payment of by making contributions from its general assets, or (iii) deliver in shares of Company Stock.

     1.5 "Board of Directors" shall mean the Board of Directors of the Company.

     1.6 "Change in Control" shall be deemed to occur if the Secretary of the Company certifies to the Trustee that any of the following events has occurred:

          1.6.1 Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities. Notwithstanding the preceding sentence, a Change of Control shall not be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

          1.6.2 Individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board of the Company.

          1.6.3 The stockholders of the Company approve a merger or consolidation with any corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 80% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 20% or more of the combined voting power of the Company's then outstanding voting securities.

          1.6.4 The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     1.7 "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     1.8 "Committee" shall mean such committee as the Board of Directors shall appoint from time to time to administer the Trust. The Committee shall consist of three or more persons. The members of the Committee will be certified to the Trustee by the Secretary or Assistant Secretary of the Board of Directors.

     1.9 "Company Stock" shall mean the common stock of the Company, par value $.10 per share.

     1.10 "Daily Value" shall mean, with respect to a share of Company Stock, the closing reported sales price per share of Company Stock on the New York Stock Exchange Composite Tape, or if Company Stock is not traded on such stock exchange, the principal national securities exchange on which Company Stock is traded, or if not so traded, the mean between the highest bid and lowest asked quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

     1.11 "Eligible Participant" shall mean a Participant who is an Employee and who, during the 6-month period preceding the date as of which Eligible Participants are to be determined for purposes of this Trust Agreement, purchased Common Stock pursuant to the Beckman Instruments Employee Stock Purchase Plan.

     1.12 "Employee" shall mean any individual who is actively employed by the Company or an Affiliate.

     1.13 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

     1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.15 "Minimum Distribution Schedule" shall mean the schedule
(or schedules) set forth in Schedule B.

     1.16 "Other Assets" shall mean any asset or investment aside from cash held by the Trust that is not Company Stock.

     1.17 "Participant Schedule" shall mean the schedule prepared by the Company pursuant to Section 5.2.

     1.18 "Participants" shall mean those individuals who participate in one or more of the Plans described in Appendix A.

     1.19 "Plans" shall mean the plans or arrangements referred to in Schedule A, as amended from time to time.

     1.20 "Trust" shall mean the trust amended and restated pursuant to this Trust Agreement.

     1.21 "Trust Fund" shall mean all Company Stock, money and other property from time to time contributed to the Trust and all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein.


SECTION 2  Establishment of the Trust.

     2.1 Trust Fund. The Company hereby amends and restates the Trust. The Trust Fund shall consist of such sums of Company Stock, money and other property acceptable to the Trustee as are from time to time paid or delivered to the Trustee. The Company shall have no duty or obligation to make any contribution to the Trust and the Trustee shall have no duty or obligation to require the Company to make any contribution to the Trust. The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trustee, and any successor Trustee appointed pursuant to
Section 11 hereof or resulting under Section 19.4 hereof shall at all times be a bank and trust company or other national banking association that is neither a subsidiary of nor other firm related by direct or indirect stock ownership to the Company.

     2.2 Irrevocability. Except as provided in Section 17 hereof, the Trust shall be for the exclusive purpose of assisting the Company in providing Benefits and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. No part of the income or corpus of the Trust Fund shall be recoverable by the Company; provided, however, that the Trust Fund shall be applied in discharge of the Company's legal obligations as provided in this Trust Agreement.

     2.3 Claims of Creditors. Notwithstanding anything in this Trust Agreement or the Plans to the contrary, the Trust Fund shall at all times be subject to the claims of bankruptcy and other general creditors of the Company and its affiliates, as provided in Section 17 hereof. No Participant or Plan shall have any claim against the Trust Fund other than as a general unsecured creditor of the Company.


SECTION 3  Acceptance by the Trustee.

     The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein. The Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.


SECTION 4 Investment of the Trust.

     4.1 General Duty of Trustee. Except as otherwise directed by the Committee pursuant to this Section 4.1, and except as otherwise expressly provided in this Trust Agreement, all assets received by the Trustee other than Company Stock shall be invested as soon as practicable in, and remain invested in, Company Stock. The Trustee shall acquire shares of Company Stock in the open market or through the method of purchase and sales which is used by the Trustee in the normal course of its security transactions, including transactions with the Company. The Committee may direct that cash or Other Assets received by the Trustee may be retained and invested in Other Assets provided that, after payment of the costs of the Trust, including, without limitation, Trustee fees and expenses, through the end of the calendar year during which such cash or other Assets are received by the Trustee, any such cash or Other Assets remaining shall be distributed by the Trustee at the end of such calendar year to such Plans, Participants or Employees as determined by the Committee in good faith taking into account the best interests of a broad cross-section of Employees.

          4.1.1 Upon any purchase by or contribution to the Trust of Company Stock pursuant to this Section 4, the Trustee shall promptly take such steps as are necessary to register such Company Stock in accordance with
     Section 4.2.13 hereof.

     4.2 Additional Powers of Trustee. Subject to the provisions of Section 4.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

          4.2.1 To purchase securities or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds; provided, however, "property" shall not include any direct or indirect interest in real estate. For this purpose, "real estate" includes, but is not limited to real property, mortgages, leaseholds, mineral interests, and any form of asset which is secured by any of the foregoing.

          4.2.2 Subject to Section 7 hereof, to sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

          4.2.3 Subject to Section 7 hereof, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

          4.2.4 To deposit cash or any Other Assets with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

          4.2.5 To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

          4.2.6 To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust.

          4.2.7 Subject to Section 7 hereof, to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

          4.2.8 To hold cash awaiting investment uninvested, and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated cash distributions from or administrative costs of the Trust.

          4.2.9 To invest cash or Other Assets at Mellon Bank, N.A., or another bank and trust company or national banking association in any type of interest-bearing investment, including, without limitation, deposit accounts, certificates of deposit and repurchase agreements.

          4.2.10 To invest and reinvest all or any specified portion of cash or Other Assets (i) through the medium of any common trust fund which has been or may hereafter be established and maintained by the Trustee, or (ii) in shares of open end or closed end investment companies provided that, prior to investing any portion of the Trust Fund for the first time in any such common trust fund or investment company, the Trustee shall advise the Company of its intent to make such an investment and furnish to the Company any information it may reasonably request with respect to such investment.

          4.2.11 To form corporations or partnerships and to create trusts to hold title to any cash or Other Assets constituting the Trust Fund, upon such terms and conditions as may be deemed advisable.

          4.2.12 To engage legal counsel, including (except following the occurrence of a Change in Control) counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the implementation or construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay any such counsel's or agent's reasonable fees, expenses and compensation.

          4.2.13 To register or hold any securities or other property held by it in its own name or of its nominee or in the name of any affiliate or of its nominee or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

          4.2.14 To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing that are necessary or proper for the accomplishment of any of the foregoing powers.

          4.2.15 Pursuant to the direction of the Committee as to all aspects of the transaction, including without limitation interest rate, term and identity of lender, to undertake a borrowing sufficient to enable the Trust to acquire newly issued Company Stock.

          4.2.16 To take all action necessary to settle authorized transactions, including exercising the power to borrow or raise moneys from any lender, which may be the Trustee in its corporate capacity or any affiliate or agent of the Trustee, upon such terms and conditions as are necessary to settle security purchases and/or foreign exchange or contracts for foreign exchange and to secure the repayments thereof by pledging all or any part of the Trust Fund.

          4.2.17 Subject to Section 7 hereof, generally, to exercise any of the powers of an owner with respect to property held in the Trust Fund.


SECTION 5  Establishment and Maintenance of Participant Schedule.

     5.1 Form of Participant Schedule. The Company shall prepare, and shall deliver to the Trustee in accordance with
Section 5.2 hereof, a schedule that sets forth the name of each Participant entitled to receive a Benefit under a Plan. Such Schedule shall also include a list of Eligible Participants.

     5.2 Maintaining the Participant Schedule. As soon as practicable after execution of this Trust Agreement, the Company shall deliver to the Trustee the Participant Schedule. The Company shall from time to time update the Participant Schedule. Each Participant Schedule shall state the date as of which it applies, and the Trustee shall be entitled to rely upon such Participant Schedule, without a duty of further inquiry, until it receives an updated Participant Schedule bearing a later date. Each Participant Schedule shall contain all information concerning a Participant which the Trustee will need to complete its responsibilities under this Agreement.


SECTION 6  Maintenance of Trust.

     6.1 Trust Assets and Allocation to Plans. The Trustee shall hold all assets contributed or otherwise obtained by the Trust and shall distribute such contributions and any earnings thereon to such Administrators, Employees or Participants as the Committee may from time to time direct pursuant to Section 8 hereof or as may be required pursuant to Section 8 hereof.

    6.2 Valuation of Trust and Accounts. The Trustee shall revalue the Trust Fund as of the last business day of each calendar quarter. Shares of Company Stock shall be valued at the Daily
Value of Company Stock as of such date.


SECTION 7 Voting and Tender of Company Stock Held in Trust.

     7.1 Voting Rights. The Trustee shall vote the shares of Company Stock held by the Trust in accordance with directions received from Eligible Participants determined as of the record date. As soon as practicable following the record date in question, the Company shall deliver to the Trustee a Participant Schedule listing Eligible Participants determined as of such record date. Each Eligible Participant listed on such Participant Schedule shall have the right to direct the vote with respect to that number of shares of Company Stock held by the Trust as is equal to the total number of shares of Company Stock held by the Trust as of such record date divided by the number of Eligible Participants listed on the Participant Schedule who submit such voting directions. The Trustee shall devise and implement a procedure to assure confidentiality of any directions given by Eligible Participants in respect of votes. All actions taken by Eligible Participants pursuant to this Section 7.1 shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its Affiliates, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust, or (iii) as may be required by court order.

     7.2 Tender Rights. If any person shall commence a tender or exchange offer or any similar transaction with respect to the Company Stock, the Trustee shall pass through tender or exchange rights to Eligible Participants determined as of the commencement of such tender or exchange offer. As soon as practicable following the commencement of such tender or exchange offer, the Company shall deliver to the Trustee a Participant Schedule listing the Eligible Participants determined as of the commencement of such tender or exchange offer. Each Eligible Participant listed on such Participant Schedule shall have the right to direct the tender or exchange of that number of shares of Company Stock held by the Trust as is equal to the total number of shares of Company Stock held by the Trust divided by the number of Eligible Participants listed on the Participant Schedule who submit such directions. The Trustee shall devise and implement a procedure to assure the confidentiality of any directions given by Eligible Participants in response to such offers. All actions taken by Eligible Participants pursuant to this Section 7.2 shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its Affiliates, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust, or (iii) as may be required by court order.

     7.3 Notices and Information Statements. The Company shall provide the Trustee in a timely manner with notices and information statements (including proxy statements) when voting rights are to be exercised, and with respect to tender, exchange or similar offers, at the same time and in the same manner (except to the extent the Exchange Act requires otherwise) as such notices and information statements (including proxy statements) are provided to shareholders of the Company generally. The Trustee shall, in turn, at no expense to itself, provide all material received by the Company pursuant to this
Section 7.3 to Eligible Participants described in Sections 7.1 and 7.2.


SECTION 8  Distributions from the Trust.

      8.1 Distributions form the Trust. Except as otherwise provided in Section 8.2, the Trustee shall distribute Company Stock held in the Trust in accordance with the Minimum Distribution Schedule applicable to such transfer of stock. The particular Plan with respect to which any distribution from the Trust is made will be determined by the Committee in accordance with the following directions: (a) to the extent available, shares of Company Stock sufficient to meet the obligations of the Beckman Instruments
Inc. Employee Share Purchase Program shall first be allocated to the Administrator of such Plan, and (b) remaining shares of Company Stock (if any) shall be allocated to the Administrators of other Plans or directly to Participants in such other Plans or Employees, as determined by the Committee in good faith taking into account the best interests of a broad cross-section of Participants.

          8.1.1 Reliance Upon Committee Instruction. The Committee shall inform the Trustee in writing of how many shares are required to fund 8.1(a). The Trustee may rely upon written instructions received by the Committee to carry out the instructions contained in this Section 8.1 and shall have no responsibility to verify or monitor the determinations made by the Committee. If no direction regarding allocation of shares of Company Stock pursuant to clause (b) of Section 8.1 is received by the Trustee from the Committee by the date specified in the Minimum Distribution Schedule, the shares of Company stock subject to such allocation under said clause (b) shall be distributed to all Participants in an equal amount per Participant as determined by reference to the most recent Participant Schedule received by the Trustee.

          8.1.2 Acceleration. Notwithstanding anything herein to the contrary, the Committee can direct that the number of shares distributed in any year exceed the number of shares required to be distributed under the Minimum Distribution Schedule and/or that shares be distributed prior to the date specified in such schedule. If, in any year, the Committee directs that the number of shares distributed exceeds the number required to be distributed pursuant to the Minimum Distribution Schedule, such Schedule shall be revised by the Committee, so that all remaining minimum distribution amounts will be reduced proportionately.

     8.2 Significant Event. If an event occurs that causes 30 percent or more of the Participants to cease to be Employees within a 12-month period, as certified by the Committee, then all remaining distribution amounts under the Minimum Distribution Schedule will be reduced in direct proportion to such reduction and the Minimum Distribution Schedule will be correspondingly extended.

     8.3 Protection of Trustee. The Trustee shall, to the maximum extent permitted by applicable law, be fully protected in acting upon the Participant Schedule and any written statement, affidavit or certification referred to in this Trust Agreement. The Trustee shall at all times, to the maximum extent permitted by applicable law, be fully protected in making distributions pursuant to Sections 4.1, 8, 13 and 17 hereof.

     8.4 Company Obligations. Notwithstanding the provisions of this Trust Agreement, the Company and its Affiliates shall remain obligated with respect to the Benefits attributable to their respective employees. Nothing in this Trust Agreement shall relieve the Company or any of its Affiliates of their respective liabilities with respect to the Benefits except to the extent such amounts are paid to a Plan or a Participant from the Trust, it nevertheless being the Company's intent that the Trust Fund shall be applied in discharge of the Company's legal obligations as provided in this Trust Agreement.

     8.5  Trustee as Holder of Legal Title to Trust Assets.
Subject to Section 17 hereof, the Trustee shall hold legal title to all assets in the Trust for benefit of the Participants and Employees.

     8.6 Federal Income Tax Consequences of the Trust. The Trust Fund maybe applied in the discharge of legal obligations of the Company as provided herein. Accordingly, the Company shall take into account in computing its tax liability, those items of income, deductions and credits against tax attributable to assets held in the Trust to which the Company would have been entitled had the Trust not been in existence. The Trustee shall notify the Company promptly after it becomes aware of any tax liability assessed against, or imposed upon, the Trust or the Trustee in its capacity as Trustee of the Trust. The Company shall be responsible for all matters in respect of such assessment or imposition, and shall have sole responsibility for any defense in connection therewith. Payments in respect of any tax liability of the Company arising in connection with earnings, gains or activities relating to the Trust, including, without limitation, interest and penalties, shall be made from the Trust Fund after a final determination of such liability, unless the Company promptly pays such liability. In the event the assets of the Trust are insufficient to pay such liability, any deficit shall be paid promptly by the Company.


SECTION 9 Expenses, Compensation and Indemnification.

     9.1 Expenses. The Trustee shall be reimbursed by the Company for its reasonable expenses of implementation, management and administration of the Trust, including brokerage commissions and the reasonable compensation of attorneys or other agents engaged by the Trustee or by the Company to assist in such implementation, management and administration.

     9.2 Compensation. The Company shall pay the Trustee compensation in accordance with the compensation schedule attached hereto as Schedule C, unless the Company and the Trustee otherwise agree in writing. The Company acknowledges that, as part of the Trustee's compensation, the Trustee will earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. To the extent the Trustee advances funds to the Trust Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust Fund an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

     9.3 Charge on Trust Fund. All expenses and compensation referred to in Sections 9.1 and 9.2 hereof shall be a charge on the Trust Fund and shall constitute a lien on the Trust Fund in favor of the Trustee and shall be payable from the Trust Fund unless paid when due by the Company.

     9.4 Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of:

          9.4.1 the performance by the Trustee of its duties hereunder, unless any such loss, cost, damage, claim or expense is a result of negligence or willful misconduct by the Trustee or the breach by the Trustee of its fiduciary duties hereunder; or

          9.4.2 any action taken by the Trustee in good faith pursuant to the written direction of the Company.

          In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle the Trustee to be indemnified hereunder, the Trustee shall give the Company written notice of such action or claim promptly after becoming aware of such commencement or assertion unless the Company has otherwise received notice of such action or claim. The Company shall be entitled to participate in and, upon notice to the Trustee, assume the defense of any such action or claim using counsel reasonably acceptable to the Trustee. The Trustee shall cooperate with the Company in connection with the defense of any such action or claim. Subject to Section 17, the Trustee shall have no claim on the assets of the Trust Fund in respect of amounts payable to the Trustee under this Section 9.4.

     9.5 Force Majeure. The Trustee shall not be responsible or liable for any losses to the Trust Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the Trustee or its agents. This Section shall survive the termination of this Trust Agreement.

     9.6 Payment from Trust Fund. All payments of expenses and compensation referred to in Sections 9.1 and 9.2 hereof may be made without approval or direction of the Company.


SECTION 10  Administration and Records.

     10.1 Records. Subject to Sections 7.1 and 7.2, the Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder and all accounts, book and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. The Trustee shall preserve all such accounts, books and records, in original form or on microfilm, magnetic tape or any other similar process, for such period as the Trustee may determine, but the Trustee may destroy such accounts, books and records only after first notifying the Company in writing of its intention to do so and transferring to the Company, subject to Sections 7.1 and 7.2 hereof, any of such accounts, books and records that the Company shall request.

     10.2  Settlement of Accounts.  Subject to Sections 7.1 and
7.2 hereof, within 60 days after the close of each calendar year, and within 60 days after the removal or resignation of the Trustee or the termination of the Trust (or any portion thereof), the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it with respect to the Trust during the preceding calendar year or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such calendar year or other period.

     It shall be the duty of the Company to review such written account promptly within 90 days from the date of filing any such account and if, within such 90-day period, the Company does not file with the Trustee a written notice of objection to any of the Trustee's acts or transactions, the initial account shall become an account stated between the Trustee and the Company. If the Company files a written notice of objection with the Trustee, the Trustee may file with the Company an adjusted account, in which case it shall be the duty of the Company to review such adjusted account promptly within 30 days from the date of its filing. If, within such 30-day period, the Company fails to file a written notice of objection to any of the Trustee's acts or transactions as so adjusted with the Trustee, the adjusted account shall become an account stated between the Trustee and the Company. Unless an account is fraudulent, when it becomes an account stated it shall be finally settled, and the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

     10.3 Audit. The Trustee shall from time to time permit an independent public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

     10.4 Judicial Settlement. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts. Upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary party thereto in addition to the Trustee shall be the Company.

     10.5 Delivery of Records to Successor. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

     10.6 Tax Filings. In addition to any returns required of the Trustee by law (e.g., any information return required to be filed on IRS Form 1041), the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.


SECTION 11 Removal or Resignation of the Trustee and Designation of Successor Trustee.

     11.1 Removal. At any time prior to the occurrence of a Change in Control, the Company may remove the Trustee with or without cause upon at least 60 days' notice in writing to the Trustee. At any time after the occurrence of a Change in Control, the Trustee may not be removed except by order of a court of competent jurisdiction. No removal of the Trustee shall be effective until the Company has appointed in writing a successor Trustee, and such successor has accepted the appointment in writing.

     11.2 Resignation. Trustee may resign at any time upon at least 60 days' notice in writing to the Company, except that any such resignation shall not be effective until the Company has appointed in writing a successor Trustee, and such successor has accepted the appointment in writing. At any time after 30 days following the sending of such notice of resignation, if the Company is unable to appoint a successor Trustee or if a successor Trustee has not accepted an appointment, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the Commonwealth of Pennsylvania or other court having jurisdiction to appoint its successor.

     11.3 Successor Trustee. Subject to Section 2.1 hereof, each successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.


SECTION 12  Enforcement of Trust Agreement.

     12.1 Rights of Parties to Enforce the Trust Agreement. The Company and the Trustee shall have the right to enforce any provision of this Trust Agreement. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust or any Plan.

     12.2 Limitation on Rights of Participants and Beneficiaries. Neither the Plans nor any Participant or Beneficiary shall have any rights with respect to the Trust Fund, no Plan shall be deemed to have any beneficial interest in the Trust Fund and no Employee shall be deemed to have any beneficial interest in the Trust Fund arising from his participation in any particular Plan.


SECTION 13  Termination.

      13.1 Termination upon Specific Events. The Trust shall be terminated as soon as practicable after the Trustee has received written notice from the Committee that one or more of the following events has occurred:

            13.1.1 in the Committee's sole discretion, the Department of Labor or a court of competent jurisdiction has determined or would be likely to determine that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA,

            13.1.2 in the Committee's sole discretion, the Internal Revenue Service or a court of competent jurisdiction has determined or would be likely to determine that any portion of the Trust Fund is presently taxable to any Participant or Beneficiary, or

            13.1.3  a Change in Control has occurred.

In the event of a termination pursuant to this Section 13.1, the Trustee shall distribute all assets then constituting the Trust
Fund to all Participants listed on the Participant Schedule in an equal amount per Participant.

     13.2 Termination in Other Events. Notwithstanding anything herein to the contrary, the Trust shall terminate on the earliest of (a) 21 years following the death of the youngest Participant included on the Participant Schedules received by the Trustee in 1993, (b) the date on which the Committee informs the Trustee in writing that the Company and its Affiliates have no obligations under any Plans (or the date on which there are no Plans) or (c) the date on which the Trust contains no assets and retains no claims to recover assets from the Company and its Affiliates pursuant to any provision hereof, whichever shall first occur.
In the event of a termination described in clauses (a) or (b) of this Section, the Trustee shall distribute the assets remaining in the Trust Fund to all Participants listed on the Participant
Schedule in an equal amount per Participant.

     13.3 Limitation on Trustee Liability upon Total Distribution; Continuation of Trustee Powers. Upon a total distribution of the Trust assets pursuant to Sections 8 or 13, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust remain in its hands.

     13.4 Nonapplicability of ERISA. Notwithstanding anything herein to the contrary, no amount shall be distributed to any Participant pursuant to this Section 13 if such distribution could, in the opinion of independent counsel, cause the Trust to be subject to ERISA (other than as an unfunded plan described in ERISA section 201(2)). Prior to a distribution pursuant to this Section, the Committee shall provide the Trustee with a Schedule of Participants eligible for a distribution (taking into account this subsection 13.4).


SECTION 14  Amendment.

      14.1 Amendments in General. The Company may, in its sole discretion, from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement, including, without limitation, by adding to, or subtracting from, Schedule A hereto one or more employee benefit plans (within the meaning of Section 3(3) of ERISA) or plans or arrangements that are not employee benefit plans (within the meaning of such Section); provided, that (a) in making any modification to Schedule A hereto, the Company shall act in good faith taking into account the best interests of a broad cross-section of employees, and (b) the Company shall ensure that at all times Schedule A shall include at least one employee benefit plan that is not an employee benefit plan within the meaning of Section 3(3) of ERISA. No amendment to this Trust Agreement or the Plans shall be made that would (a) purport to alter the irrevocable character of the Trust, (b) without the Trustee's prior written consent, adversely affect the Trustee's rights, increase the Trustee's duties or responsibilities or decrease the Trustee's compensation hereunder, or (c) alter Sections 1.6, 2, 4, 6, 7, 8, 13, or subsection 14.1

     14.2 Nonapplicability of ERISA; Preventing Current Taxation. Notwithstanding subsection 14.1, the Company may amend this Trust Agreement from time to time in such a manner as may be necessary, in the opinion of independent counsel, to prevent this Trust Agreement or the Trust from becoming subject to ERISA and to prevent the current taxation of the Trust Fund to Participants.


SECTION 15  Nonalienation.

      15.1 Prohibition Against Certain Transfers, Pledges, Etc. Except as otherwise provided by this Trust Agreement and except as otherwise may be required by applicable law, (a) no amount payable to or in respect of any Plan, Participant or Employee at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.


SECTION 16  Communications.

      16.1  To the Company, Board of Directors and Committee.
Communications to the Company, the Board of Directors and the Committee shall be addressed to:

     Beckman Instruments, Inc.
     2500 Harbor Boulevard
     Fullerton, CA  92634
     Attention:  Dennis K. Wilson

with a copy to:

     Beckman Instruments, Inc.
     2500 Harbor Boulevard
     Fullerton, CA  92634
     Attention:  William H. May, Esq.

provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

     16.2 To the Trustee. Communications to the Trustee shall be addressed to:

     Mellon Bank, N.A.
     Institutional Trust Services Group
     Suite 955
     One Mellon Bank Center
     Pittsburgh, PA  15258
     Attention:  O. Bruce Anderson

with a copy to:

     Mellon Bank, N.A.
     One Embarcadero Center
     Suite 2340
     San Francisco, CA  94111-9123
     Attention:  Lucinda M.S. Smith

provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

     16.3 To a Participant. Communications to a Participant or to his Beneficiaries shall be addressed to the Participant or his Beneficiaries, respectively, at the address indicated on the Participant Schedule as in effect at the time of the communication.

     16.4 Binding upon Receipt. No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company, the Board of Directors or the Committee until it is received by the Company, the Board of Directors or the Committee, respectively and no communication shall be binding on a Participant or the Participant's Beneficiaries until it is received by the Participant or the Participant's Beneficiaries, respectively.

     16.5 Authority to Act. The Secretary of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company, the Committee and the Board of Directors, and shall provide the Trustee with such information regarding the Company as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

     16.6 Authenticity of Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.


SECTION 17  Claims of Companies' Bankruptcy Creditors

      17.1 Bankruptcy Creditors. In the event of the Company's "insolvency," the assets of the Trust shall be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if it is either (a) unable to pay its debt and liabilities as they become due or (b) subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Company becomes insolvent, the Board of Directors and the Chief Executive Officer of the Company shall notify the Trustee of the event as soon as practicable. Upon receipt of such notice, or if the Trustee receives other written allegations of the Company's insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall cease making any distributions from the assets of the Trust, shall hold the assets in the Trust for the benefit of the Company's creditors and shall take such steps as are necessary to determine within a reasonable period of time whether the Company is insolvent. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of the Company or a determination by a court of competent jurisdiction that the Company is or is not insolvent. In the case of the Trustee's determination of the Company's insolvency, the Trustee will deliver assets of the Trust to satisfy claims of the Company's creditors as directed pursuant to a final order of a court of competent jurisdiction.

     17.2 Resumption of Benefits; Restoration of Accounts. In the event the Trustee ceases making distributions by reason of
Section 17.1, the Trustee shall resume making distributions pursuant to Sections 4, 8, or 13 of this Agreement only after the Trustee has determined that the Company is no longer insolvent or upon receipt of an order of a court of competent jurisdiction requiring such distributions. In making any determination under this Section, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of the Company.


SECTION 18  Consolidation, Merger or Sale of the Company

      18.1 Consolidation, Merger or Sale of the Company. Effective upon consolidation of the Company with, or merger of the Company into, any corporation or corporations, or any sale or conveyance of all or substantially all of the assets of the Company, the Trustee shall deal with the corporation formed by such consolidation, or with or into which the Company is merged, or the person that acquires the assets of the Company on the same basis as it dealt with the Company prior to such transactions and, in such event, the term "Company" within this Agreement shall mean such corporation or person.


SECTION 19  Miscellaneous Provisions.

      19.1 Binding Effect. This Trust Agreement shall be binding on the Company and the Trustee and their respective successors and assigns.

      19.2 Inquiry as to Authority. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

     19.3 Responsibility for Company Action. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company, the Board of Directors, the Committee, any Affiliate, the Participants or any Beneficiaries. The Trustee shall be under no duties except such duties as are specifically set forth as such in this Trust Agreement or under applicable law, and no implied covenant or obligation shall be read into this Trust Agreement against the Trustee.

     19.4 Successor to Trustee. Subject to Section 2.1, any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

     19.5 Intercompany Agreements. The Company may require any Affiliate to enter into such other agreement or agreements as it shall deem necessary to obligate such Affiliate to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly, in respect of such Affiliate's employees.

     19.6  Titles Not to Control.  Titles to the Sections of this
Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

     19.7 Laws of the Commonwealth of Pennsylvania to Govern. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law thereof.

     19.8 Fractional Shares. Notwithstanding anything herein to the contrary, the Trustee may distribute any fractional share otherwise required to be distributed to Administrators or Participants pursuant to Sections 8 or 13, in cash in an amount equal to the Daily Value, multiplied by such fraction.

               IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                   BECKMAN INSTRUMENTS, INC.


                                   By: D. K. WILSON

Attest: WILLIAM W. DAVIS



                                   MELLON BANK, N.A., as Trustee

                                   By: H. JOHN GEIS
                                       Vice President
Attest: F---- CELL


1/24/97:ljd:backfax.doc

                    SCHEDULE  A



BECKMAN INSTRUMENTS, INC.
BENEFIT EQUITY FUND
MELLON BANK, N.A. TRUSTEE



LIST OF PLANS

Beckman Instruments, Inc. Employees' Stock Purchase Plan
Beckman Instruments, Inc. Incentive Compensation Plan of 1990
Beckman Instruments, Inc. Savings and Investment Plan
Beckman Instruments, Inc. Pension Plan
Other non-discretionary base compensation

                         SCHEDULE  B



BECKMAN INSTRUMENTS, INC.
BENEFIT EQUITY FUND
MELLON BANK, N.A. TRUSTEE



MINIMUM DISTRIBUTION SCHEDULE
AS OF FEBRUARY 1, 1993
REVISED January 27, 1997


       SHARES REMAINING     SHARES        SHARES         SHARES REMAINING
YEAR   BEGINNING OF YEAR   DEPOSITED     DISTRIBUTED        END OF YEAR
-----------------------------------------------------------------------------
1993              0        1,400,000       (411,893)           988,107
1994        988,107          614,480       (568,739)         1,033,848
1995      1,033,848          400,000       (649,898)           783,950
1996        783,950          812,372       (200,000)         1,396,322
1997      1,396,322               0        (200,000)         1,196,322
1998      1,196,322               0        (200,000)           996,322
1999        996,322               0        (200,000)           796,322
2000        796,322               0        (200,000)           596,322
2001        596,322               0        (200,000)           396,322
2002        396,322               0        (200,000)           196,322
2003        196,322               0        (196,322)                 0

                        SCHEDULE  C



               TRUSTEE'S COMPENSATION SCHEDULE

     Trustee Compensation to be in accordance with separate
Schedule of Fees mutually agreed upon from time to time between Beckman Instruments, Inc. and Mellon Bank, N. A., Trustee.

               BECKMAN INSTRUMENTS, INC.
                 BENEFIT EQUITY TRUST
                  SCHEDULE OF FEES
               EFFECTIVE:  FEBRUARY 1, 1997


When Mellon Bank acts as Trustee for the Beckman Instruments,
Inc. Benefit Equity Trust, the annual compensation shall be a flat fee of $12,000. This fee shall be charged to the account monthly on or about the first of each month.

Included in the Trust/Custody flat fee are the following components:

     *  Account Fee - accounts in excess of one(1) charged at $3,500/annum

     *  Asset Fee

     *  Issue Fee

     *  Security Transaction Fee

     *  Stock Share Issuances to Participants

Ancillary services available at additional charge:

     *  Tax Return Preparation Expenses - charges based on time and materials

     *  Disbursement Payments
      - Non-periodic Disbursements           $8.00/payee plus postage
        (Federal tax withholding included)
      - Expense Disbursement                 $8.00/payee plus postage
        (other than to Mellon)
      - Wire transfers                       $15.00/wire transfer
                                                   (domestic)
                                             $25.00/wire transfer
                                                   (international)

       Note: Disbursement expenses invoiced quarterly; postage charged at prevailing rate.

Mellon Trust will pass through to the Beckman Instruments any out-of-pocket expenses including, but no limited to, postage, courier, registration fees, stamp duties, telex, custom reporting or custom programming, international/external tax, legal or consulting costs, proxy voting expenses, etc.

Beckman Instruments, Inc. Benefit Equity Trust
Effective:  February 1, 1997
Page 2


Mellon Trust reserves the right to amend its fees if the service requirements change in any way that materially affect our responsibilities or costs. Support of global securities processing, derivative investment strategies or special processing requirements (e.g. external cash sweep, third party securities lending, etc.) may result in additional fees.

Mellon Trust guarantees its fee schedule for two (2) years from the effective date specified above, i.e. from February 1, 1997 through January 31, 1999, unless modified by Beckman Instruments and/or Mellon Bank with concurrence of both parties. Subsequent to January 31, 1999, this Schedule shall remain in effect unless either party gives 90 days advance written notice to renegotiate.

Approved:

BECKMAN INSTRUMENTS, INC.

By RICHARD COONAN        Date  1/23/97


MELLON BANK

By L---SMITH        Date  1/21/97